Exhibit 20.4
                        NUTRITIONAL SOURCING CORPORATION
                          Notice of Guaranteed Delivery
                       for the Invitation with respect to
                     10.125% Senior Secured Notes Due 2009

      As set forth in the Invitation dated May 17, 2005 (the "Invitation") of Nutritional Sourcing Corporation (the "Company") under the caption "TERMS OF THE INVITATION - Procedure for Tendering Notes - Guaranteed Delivery," and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 2 thereto, this form, or one substantially equivalent thereto, must be used to accept the Company's invitation to purchase its outstanding 10.125% Senior Secured Notes due 2009 (the "Notes") pursuant to the Invitation if prior to the Expiration Date (as defined below) (i) certificates representing the Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by mail, hand delivery or transmitted by facsimile transmission to the Depositary as set forth below and must include a guarantee by an Eligible Institution unless such form is submitted on behalf of an Eligible Institution. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Invitation.

  TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE. THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). THE COMPANY RESERVES THE RIGHT TO EXTEND THE OFFER AT ANY TIME SUBJECT TO COMPLIANCE WITH APPLICABLE LAW. HOLDERS OF NOTES MUST TENDER THEIR NOTES PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE PRICE.

                    The Depositary for the Invitation is:

                           Wilmington Trust Company

   By hand or overnight courier to:      By registered or certified  mail to:
       Wilmington Trust Company               Wilmington Trust Company
      Corporate Capital Markets               DC-1626 Processing Unit
Re:  Nutritional Sourcing Corporation             P.O. Box 8861
           Tender Offer                 Re:  Nutritional Sourcing Corporation
       Rodney Square North                         Tender Offer
     1100 North Market Street              Wilmington, DE 19899-8861
       Wilmington, DE 19890



   By Facsimile Transmission (Eligible Institutions Only):  (302) 636-4139
                Confirmation by Telephone:  (302) 636-6470



      Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.



Ladies and Gentlemen:

      By execution hereof, the undersigned acknowledges receipt of the Invitation (the "Invitation"), by Nutritional Sourcing Corporation (the "Company"), relating to the offer by the Company to purchase its outstanding 10.125% Senior Secured Notes due 2009 (the "Notes") and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), which together constitute the Company's offer to purchase for cash the Notes, upon the terms and subject to the conditions set forth in the Invitation, from holders of Notes ("Holders"), as described in the Invitation.

      Upon the terms and subject to the conditions of the Invitation and the Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Notes indicated below pursuant to the guaranteed delivery procedures described in the Invitation under the caption "TERMS OF THE INVITATION - Procedure for Tendering Notes - Guaranteed Delivery."

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                        PLEASE SIGN AND COMPLETE

Signature(s) of Holder(s) or Authorized Signatory:

__________________________________________________  Date:__________________

__________________________________________________  Date:__________________

__________________________________________________  Date:__________________

If Notes will be delivered by book-entry transfer at The Depositary Trust Company, please provide the account number:

DTC Account No. __________________________________________



                          DESCRIPTION OF NOTES
-----------------------------------------------------------------------
    Name(s), Address(es),           Certificate
  Area Code and Telephone            Number(s)*      Principal Amount
    Number of Holder(s)    Series  (if available)       Tendered**
-------------------------- ------  --------------  --------------------

-------------------------- ------  --------------  --------------------

-------------------------- ------  --------------  --------------------

-------------------------- ------  --------------  --------------------

-------------------------- ------  --------------  --------------------

-------------------------- ------  --------------  --------------------


   The purchase price each Holder will receive for tendered Notes will be determined based on the schedule of prices (the "Pricing Schedule") indicated below.

                       Pricing Schedule
------------------------------------------------------------------------------
                                                       Purchase Price to
                                                       Be Paid Per $1,000
                                                      Principal Amount of
                                                      Notes Tendered, Not
 Aggregate Principal Amount of All Notes             Withdrawn and Accepted
 Tendered by All Holders Tendering Notes,             for Purchase by the
       Not Withdrawn and Accepted                           Company
            by the Company                               (the "Price")
------------------------------------------        ----------------------------

          $0.01   to   $15,000,000.00                        $770
 $15,000,000.01   to   $30,000,000.00                        $780
 $30,000,000.01   to   $37,595,555.50                        $790
 $37,595,555.51   to   $38,000,000.00              $ 830 (the "Maximum Price")

*      Need not be completed by Holders tendering by book-entry transfer
** Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Notes described above is being tendered.



               The guarantee on the next page must be completed.



      This Notice of Guaranteed Delivery must be signed by the Holder(s) of Notes exactly as their name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                Please print name(s) and address(es):


Name(s): _____________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Capacity: ____________________________________________________________________

Address(es): _________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

      Do not send Notes with this form. Notes should be sent to the Depositary together with a properly completed and duly executed Letter of Transmittal.



                                   GUARANTEE

                     (Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States, hereby (i) represents that each Holder of Notes on whose behalf this tender is being made "own(s)" the Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
(ii) represents that such tender of Notes complies with such Rule 14e-4, and
(iii) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with certificates representing the Notes tendered hereby in proper form for transfer, or confirmation of the book-entry of such Notes into the Depositary's account at a Book-Entry Transfer Facility (pursuant to the procedure for book-entry transfer set forth in the Invitation under the caption "TERMS OF THE INVITATION - Procedure for Tendering Notes - Book-Entry Delivery of the Notes," including delivery of an Agent's Message in connection therewith), and required documents will be deposited by the undersigned with the Depositary.

Name of Firm: ____________________     ___________________________________
                                               Authorized Signature
Address: _________________________     Name: _____________________________

__________________________________     Title: ____________________________







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